UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2017

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

309 North Fifth Street Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written	communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement	communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement	communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2017, Condor Hospitality Trust, Inc. (the “Company” or “Condor”) entered into agreements with respect to:

•	the conversion of all 6,245,156 shares of 6.25% Series D Cumulative Convertible Preferred Stock, with a par value of $0.01 per share, of Condor (the “Series D Preferred Stock”) into 39,032,225 shares of common stock par value $0.01 per share of Condor (“Common Stock”), pursuant to the terms of the Series D Preferred Stock; and

•	the issuance of 925,000 shares of a new series of preferred stock, Series E Cumulative Convertible Preferred Stock, with a par value of $0.01 per share (the “Series E Preferred Stock”) to Real Estate Strategies L.P. (“RES”) and SREP III Flight-Investco, L.P. (“SREP”).

The agreements, related transactions and terms of the Series E Preferred Stock are discussed below.

Agreements

On February 28, 2017, Condor entered into an agreement with RES an affiliate of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”) and IRSA (the “RES Agreement”) and an agreement with SREP, an affiliate of StepStone Group Real Estate LP(“StepStone”) and StepStone (the “SREP Agreement”) for the voluntary conversion of all of the shares of Series D Preferred Stock held by each of them into Common Stock, pursuant to the terms of the Series D Preferred Stock, and the issuance of Series E Preferred Stock to RES and SREP.

Each share of Series D Preferred Stock was convertible, at the option of the holder, at any time into Common Stock at a conversion price of $1.60 for each share of Common Stock, which is equal to the rate of 6.25 shares of Common Stock for each share of Series D. Pursuant to the RES Agreement, RES voluntarily converted its 3,245,156 shares of Series D Preferred Stock into 20,282,225 shares of Common Stock. Pursuant to the SREP Agreement, SREP voluntarily converted its 3,000,000 shares of Series D Preferred Stock into 18,750,000 shares of Common Stock.

Pursuant to the RES Agreement, RES received 487,738 shares of Series E Preferred Stock and SREP received 437,262 shares of Series E Preferred Stock upon the conversion of their Series D Preferred Stock. Each of the agreements also extended and amended certain existing registration rights held by RES and SREP, respectively, to Common Stock issued on conversion of the Series D Preferred Stock, and issuable on conversion of the Series E Preferred Stock. Pursuant to the RES Agreement, a promissory note issued to RES in connection with the issuance of the Series D Preferred Stock in March 2016, bearing interest at 6.25% per annum, in the principal amount of $1,011,599 and convertible into 101,159 shares of Series D Preferred Stock (the “Note”) was amended so that it is convertible instead directly into 632,249 shares of Common Stock which would have otherwise been issuable upon conversion of such shares of Series D Preferred Stock. The Note was also amended so that interest will be paid on the Note only at times that preferred dividends are paid to the holders of the Series E Preferred Stock.

Additional provisions of the SREP Agreement and RES Agreement are described below.

Certain Future Offerings and Registration Rights

Pursuant to the SREP Agreement, prior to March 16, 2021, and provided that the Series E Preferred Stock is outstanding and SREP holds 14% or more of the voting control of Condor, then with respect to the issuance of Common Stock, or securities convertible into Common Stock (a “Future Offering”) (exclusive of the issuance of Common Stock with respect certain commitments, and certain existing long-term incentive plan or operating units of Condor’s operating partnership and certain future compensation awards), Condor will not without the consent of SREP:

•	until an aggregate of $100 million of Common Stock has been sold, issue Common Stock below the price of $1.60 per share, or securities convertible into Common Stock with a real or effective conversion or strike price below $1.60 per share of Common Stock, and

•	thereafter issue Common Stock below the price of $1.72 per share, or securities convertible into Common Stock with a real or effective conversion or strike price below $1.72 per share of Common Stock (each of the foregoing prices per share appropriately adjusted in the same manner as the conversion price of the Series E Preferred Stock is adjusted pursuant to the antidilution terms of the Series E Preferred Stock).

If SREP does not consent with respect to a Future Offering that requires its consent, then Condor may make an irrevocable offer to SREP to repurchase all shares of Series E Preferred Stock and Common Stock received by SREP on conversion of Series E Preferred Stock and Series D Preferred Stock.    The repurchase price will be equal to the greater of:

•	an aggregate amount equal to (A) 120% of the liquidation preference of Series E Preferred Stock beneficially owned by SREP plus (B) 120% of the then-current conversion price of the Series E Preferred Stock for each share of Common Stock beneficially owned by SREP that were issued upon conversion of any Series D Preferred Stock or Series E Preferred Stock, or

•	in exchange for the Series E Preferred Stock and Common Stock issued upon conversion of any Series D Preferred Stock and Series E Preferred Stock, an amount equal to 95% of the aggregate net asset value of Condor per share multiplied by the number of shares of the Common Stock beneficially owned by SREP that were issued upon conversion of any Series D Preferred Stock and Series E Preferred Stock, and shares of Common Stock issuable upon conversion of Series E Preferred Stock (regardless of whether the Series E Preferred Stock is convertible at such time).

Such repurchase offer, if accepted by SREP, will be conditioned upon, and the repurchase will occur concurrently with the closing of the Future Offering.

The RES Agreement provides the same consent and repurchase rights with respect to RES.

Board of Directors

If the outstanding shares of Series E Preferred Stock declines below 434,750 shares (47% of the original outstanding shares of Series E Preferred Stock), as described below under the description of the terms of the Series E Preferred Stock, the holders of the Series E Preferred Stock will no longer have rights for a class vote to approve or consent to certain actions by Condor. If those voting rights are no longer available and SREP holds 15% or more of the voting power of Condor, Condor has agreed in the SREP Agreement with SREP to reduce the size of board of directors of Condor from its current size of nine member to seven members. Similarly, if those voting rights are no longer available and RES holds 15% or more of the voting power of Condor, Condor has agreed in the RES Agreement with RES to reduce the size of board of directors of Condor from its current size of nine member to seven members.

If size of the board of directors of Condor is reduced to seven members, SREP’s current rights to designate directors for election to the board of directors based on its percentage of voting power to vote for election of directors would also change to the following:

Voting Ownership %	# of Director Designees
29% or more	3
Less than 29% but 15% or more	2
Less than 15% but 7% or more	1

If size of the board of directors of Condor is reduced to seven members, RES’s current rights to designate directors for election to the board of directors based on its voting power to vote for the election of directors would also change as described above.

Liquidation Proposal

If a sale of Common Stock in a single offering of at least $50,000,000 or the sale of Common Stock in up to three separate offerings totaling at least $75,000,000 in the aggregate, in each case at a real or effective offering price of $1.60 per share (subject to the antidilution adjustment for the conversion price of the Series E Preferred Stock) or more has not occurred by March 16, 2021, SREP or RES may require Condor to submit a proposal to liquidate Condor to the shareholders, provided that the holders of the Series E Preferred Stock otherwise hold in the aggregate 50% of the voting power to approve such liquidation of Condor.

Shareholder Vote

On the specific items in the terms of the Series E Preferred Stock that are required to be submitted for shareholder vote at the next annual shareholders meeting of Condor, RES, in the RES Agreement, and SREP, in the SREP agreement, have agreed to vote all shares of their Common Stock affirmatively on such matters. The aggregate voting power of RES and SREP voted affirmatively for such matters is sufficient to assure approval of such matters at the next annual shareholders meeting of Condor in May 2017.

Series E Preferred Stock

The principal terms of the Series E Preferred Stock are set forth below:

Dividends. A holder will receive preferential cumulative cash dividends at the rate of 6.25% per annum of the $10.00 face value per share (equivalent to a fixed annual amount of $0.625 per year) as an annual cumulative dividend, payable quarterly, commencing March 31, 2017, for each share of Series E Preferred Stock, when authorized by the Board or a duly authorized committee thereof. Dividends are cumulative and accrue, whether or not declared. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate and will earn additional dividends at 9.5%, or 12.5% if a Qualified Offering (as defined below) has not occurred, compounding quarterly.

Rank. With respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up, the Series E Preferred Stock will rank (a) prior or senior to the Common Stock, (b) prior or senior to all classes or series of preferred stock issued by the Company (the “Preferred Stock”), the terms of which specifically provide that such shares rank junior to the Series E Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company (together with the Common Stock, collectively, “Junior Shares”), (c) on a parity with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company with all classes or series of shares of preferred stock issued by the Company, the terms of which specifically provide that such shares rank on a parity with the Series D Preferred Stock (collectively, “Parity Shares”) and (d) junior to all existing and future indebtedness of the Company.

Liquidation Preference. Upon Condor’s liquidation, dissolution or winding up, before any distribution is made to the holders of Common Stock or any other capital stock that ranks junior, the holders of the Series E Preferred Stock are entitled to a liquidation preference of $10.00 per share (the “Liquidation Preference”), plus the sum of (i) an amount equal to any accrued and unpaid dividends to the date of payment and (ii) in the case of a liquidation, dissolution or winding up that occurs on or after March 16, 2021, and if a Qualified Offering has not occurred prior to the time of such liquidation, dissolution or winding up, the additional sum of the “Net Series E Per Share Additional Liquidation Preference” described below.

“Qualified Offering” means (i) the sale of Common Stock in a single offering of at least $50,000,000 or (ii) the sale of Common Stock in up to three separate offerings totaling at least $75,000,000 in the aggregate, in each case at an offering price of $1.60 per share (appropriately adjusted in the same manner as the Conversion Price, described below) or more.

“Net Series E Per Share Additional Liquidation Preference” means an amount equal to [A—B +/- C]/925,000, where:

A = $16,135,263

B = the (i) amount to the extent by which the per share weighted market sale price average of the Common Stock, as reported by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the most recently reported “over the counter” trade price, for the 30 trading days (or such longer trading period as required to have at least 5 trading days on which trades occurred) preceding the public disclosure of the liquidation, dissolution or winding up exceeds $1.60 per share, multiplied by (ii) 39,644,474.

C =

(i) subtract the amount, if any positive amount, prorated for any partial year, by which the (A) aggregate cash dividends paid on 39,644,474 shares of Common Stock during the Dividend Benefit Measuring Period (as defined below) exceeds (B) an amount equal to the equivalent of a 6.25% annual dividend on securities with a face value of $63,463,159 as if paid during the Dividend Measuring Period (and if there are accumulated but unpaid dividends on the Series E Preferred Stock, 9.5% or 12.5% on equivalent dividends as if there were accumulated and unpaid for the same periods in the same manner); or

(ii) add the amount, if any positive amount, prorated for any partial year, by which (A) an amount equal to the equivalent of a 6.25% annual dividend on securities with a face value of $63,463,159 as if paid during the Dividend Measuring Period (and if there are accumulated but unpaid dividends on the Series E Preferred Stock, 9.5% or 12.5% on equivalent dividends as if there were accumulated and unpaid for the same periods) is greater than (B) the aggregate cash dividends paid on 39,644,474 shares of Common Stock during the Dividend Benefit Measuring Period.

“Dividend Measurement Period” means the period commencing on the date of issuance of the Series E Preferred Stock and ending on the date immediately preceding the public disclosure of the liquidation, dissolution or winding up of the Company.

Redemption. The Company upon not less than 30 nor more than 60 calendar days’ prior written notice, may at its option at any time after a Qualified Offering has occurred or from time to time thereafter, select a redemption date or dates to redeem up to a total of 490,250 shares of Series E Preferred Stock, in all cases for cash at a redemption price equal to the “Redemption Amount”, described below, per share, plus all accrued and unpaid dividends to the date of redemption provided that (x) redemptions are made pro rata (as nearly as practicable without creating factional shares) to all holders of Series E Preferred Stock, and (y) the Company may not borrow funds, or delay making any capital expenditures or paying any operating expenses, for the purpose of making any such partial redemptions.

The “Redemption Amount” with respect to a share of Series E Preferred Stock means:

•	110% of the Liquidation Preference for redemption on or before March 16, 2019;

•	120% of the Liquidation Preference for redemption from March 16, 2019 and prior to March 16, 2020; and

•	130% of the Liquidation Preference for redemption on or after March 16, 2020.

Conversion. Subject to obtaining shareholder approval pursuant to the Nasdaq Marketplace Rules as described below, the Series E Preferred Stock is convertible, at the option of the holder, at any time on or after February 28, 2019, into common stock (the “Conversion Price”) of $2.13 for each share of common stock, which is equal to the rate of 4.69 shares of Common Stock for each share of Series D Preferred Stock.

Conversion Price. The initial conversion price will be $2.13, but the conversion price will be subject to anti-dilution adjustments upon the occurrence of stock splits and stock dividends.

Automatic Conversion. In the event of a “Qualified Pricing Event,” described below, a number of shares of Series E Preferred Stock (including any fraction of a share) as is determined by:

•	multiplying the daily weighted market sales price average by the daily average volume of the Common Stock during the “Qualified Pricing Event Period,” described below, and then

•	multiplying the result by 15, and then

•	dividing that result by the Liquidation Preference (the “Qualified Number of Shares”)

shall automatically convert into an aggregate number of shares of Common Stock (including any fraction of a share) as is determined by:

•	multiplying the Qualified Number of Shares (including any fraction of a share) by the Liquidation Preference, and then

•	dividing the result by the Conversion Price then in effect.

No automatic conversion of Series E Preferred Stock will occur during a period of 90 calendar days following an automatic conversion of Series E Preferred Stock (an “Automatic Conversion Limitation Period”) but may occur on the 91st day and any day thereafter, unless prohibited by another Automatic Conversion Limitation Period.

A “Qualified Pricing Event” means the Common Stock trades for 60 consecutive trading days (or such longer trading period to have at least 5 trading days on which trades occurred) at a weighted market sales price average equal to or greater than 120% of the Conversion Price as reported by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock are then listed for trading, or if none, the as reported “over the counter” trade price for such time period (a “Qualified Pricing Event Period”).

Voting Rights as a Class. So long as any shares of Series E Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of not less than 75% of the Series E Preferred Stock, voting separately as a class:

•	amend, alter, repeal or make other changes to any provision of the terms of the Series E Preferred Stock of any provision elsewhere in the Articles of Incorporation of the Company (the “Articles”) so as to adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof, including without limitation any amendment, alteration, repeal or other change effected in connection with a merger, consolidation or similar transaction (any such transaction, which for the avoidance of doubt does not include any liquidation, dissolution or winding up of the Company, an “Event”);

•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock or rights to subscribe to or acquire any class or series of capital stock or any class or series of capital stock convertible into any class or series of capital stock, in each case ranking on a parity with, or senior to, the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or otherwise, or reclassify any shares of capital stock into any such shares; or

•	agree or commit to any of the foregoing.

So long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, the Company will not, without the affirmative vote or consent of the holders of not less than 75% of the Series E Preferred Stock then outstanding;

•	merge, consolidate, liquidate, dissolve or wind up the Company or sell, lease or convey all or substantially all of the assets of the Company;

•	engage in any transaction in which the Company is to be a participant and the amount involved exceeds $120,000, other than employment compensation, and in which any of the Company’s directors or executive officers or any member of their immediate families will have a material interest, exclusive of interests arising solely from the ownership of a class of equity securities of the Company provided that all holders of such class of equity securities receive the same benefit on a pro rata basis;

•	except for dividends or distributions of cash from the Company’s funds from operations and except as required to preserve the Company’s qualification as a real estate investment trust under the Internal Revenue Code of 1986 (the “Code”), declare or pay any dividends or other distributions on shares of Common Stock or any other Junior Shares;

•	grant an exemption from the 9.9% ownership limit set forth in the Articles or otherwise, provided that the board of directors may grant additional exemptions pursuant to the Articles to prior recipients of such exemptions, and their affiliates, if such recipients were shareholders as of February 28, 2017;

•	issue any preferred stock of the Company; or

•	agree or commit to do any of the foregoing.

With respect solely to the exercise of the above described voting rights as a class, each share of Series E Preferred Stock has one vote per share.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

The above summary of the SREP Agreement, RES Agreement and terms of the Series E Preferred Stock is qualified in its entirety by reference to the full text of the SREP Agreement, RES Agreement and terms of the Series E Preferred Stock each of which are incorporated herein by reference. Copies of the SREP Agreement, RES Agreement and terms of the Series E Preferred Stock are attached as Exhibits 10.1, 10.2 and 3.2, respectively, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The shares of Series E Preferred stock were offered and sold in a transaction exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each investor represented that it was an “accredited investor” as defined in Regulation D.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2017, the Company supplemented its Amended and Restated Articles of Incorporation, as amended, by filing Articles Supplementary thereto, which classifies and establishes the Series E Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Articles of Incorporation of the Company, as amended.

3.2 Articles Supplementary of the Company classifying and establishing the Series E Preferred Stock and filed as a supplement to the Amended and Restated Articles of Incorporation, as amended, of the Company.

10.1 Agreement, dated as of February 28, 2017, between SREP III Flight-Investco, L.P., StepStone Group Real Estate LP and the Company.

10.2 Agreement, dated as of February 28, 2017, by and among Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anónima and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: March 2, 2017	By:	/s/ : Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of the Company, as amended.

3.2	Articles Supplementary to the Company classifying and establishing the Series E Preferred Stock and filed as a supplement to the Amended and Restated Articles of Incorporation, as amended, of the Company.

10.1	Agreement, dated as of February 28,2017, between SREP III Flight-Investco, L.P., StepStone Group Real Estate LP and the Company.

10.2	Agreement, dated as of February 28, 2017, by and among Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anónima and the Company.